EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of VelaTel Global Communications, Inc. (‘VelaTel") on Form 10-Q for the fiscal quarter ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (“the Report"), I Carlos Trujillo, Chief, Financial Officer of VelaTel, certify, pursuant to 18 U.S.C. §. 1350, as adopted pursuant to §. 906 of the Sarbanes-Oxley Act of 2002, that:

(i)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of VelaTel.

Date: November 14, 2011	By:	/s/ Carlos Trujillo
Carlos Trujillo, Chief Financial Officer

A signed original of this written Certification required by Section 906, has been provided to VelaTel and will be retained by VelaTel and furnished to the Securities and Exchange Commission or its staff upon request.